UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2018

Bigfoot Project Investments Inc.

(Exact name of Company as specified in its charter)

Nevada	001-36877	45-3942184
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

Bigfoot Project Investments, Inc. 570 El Camino Real NR-150 Redwood City, CA 94063
(Address of principal executive offices)

(415) 518-8494
(Company’s Telephone Number)

With a copy to the Company’s legal counsel:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2018, Bigfoot Project Investments, Inc., a Nevada corporation (the “Company”), entered into an Equity Purchase Agreement (“Equity Purchase Agreement”) and Registration Rights Agreement (“Registration Rights Agreement”) with L2 Capital, LLC, a Kansas limited liability company (“L2”). Under the terms of the Equity Purchase Agreement, L2 agreed to purchase from the Company up to $3,000,000 of the Company’s common stock upon effectiveness of a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”), subject to certain equity conditions set forth in the Equity Purchase Agreement.

Following effectiveness of the Registration Statement, the Company shall have the discretion to deliver put notices to L2 and L2 will be obligated to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) based on the investment amount specified in each put notice, subject to certain equity conditions set forth in the Equity Purchase Agreement. The maximum amount that the Company shall be entitled to put to L2 in each put notice shall not exceed the lesser of $500,000 or two hundred percent (200%) of the average daily trading dollar volume of the Company’s Common Stock during the ten (10) trading days preceding the put. Pursuant to the Equity Purchase Agreement, L2 and its affiliates will not be permitted to purchase and the Company may not put shares of the Company’s Common Stock to L2 that would result in L2’s beneficial ownership of the Company’s outstanding Common Stock exceeding 9.99%. The price of each put share shall be equal to ninety percent (90%) of the Market Price (as defined in the Equity Purchase Agreement). Puts may be delivered by the Company to L2 until the earlier of (i) the date on which L2 has purchased an aggregate of $3,000,000 worth of Common Stock under the terms of the Equity Purchase Agreement, (ii) October 29, 2020, or (iii) written notice of termination delivered by the Company to L2, subject to certain equity conditions set forth in the Equity Purchase Agreement.

The Registration Rights Agreement provides that the Company shall (i) use its best efforts to file with the Commission the Registration Statement by November 30, 2018 the Registration Rights Agreement; and (ii) have the Registration Statement declared effective by the Commission at the earliest possible date (in any event, by December 29, 2018).

In connection with its entry into the Equity Purchase Agreement and the Registration Rights Agreement, the Company issued, on October 29, 2018, in favor of L2, a Promissory Note in the principal amount of $135,000, which matures six months from issuance (the “Commitment Note”). The Commitment Note was issued as a commitment fee for the Equity Purchase Agreement and, upon an event of default thereunder, is convertible into shares of the Company’s Common Stock as set forth in the Note.

The foregoing is only a brief description of the material terms of the Equity Purchase Agreement, Registration Rights Agreement and Commitment Note, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the Equity Purchase Agreement, Registration Rights Agreement and Commitment Note filed as Exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

Item 3.02 Unregistered Sales of Equity Securities. The information provided in item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
4.1	Commitment Note dated October 29, 2018 issued in favor of L2 Capital, LLC

10.1	Equity Purchase Agreement dated October 29, 2018 by and between Bigfoot Project Investments, Inc. and L2 Capital, LLC

10.2	Registration Rights Agreement dated October 29, 2018 by and between Bigfoot Project Investments, Inc. and L2 Capital, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bigfoot Project Investments, Inc.

Date: November 2, 2018	By:	/s/ Tom Biscardi
Tom Biscardi
CEO